Exhibit 10. (A)

FIRST AMENDMENT TO SECURED REVOLVING CREDIT AGREEMENT AND SECURITY AGREEMENT

This FIRST AMENDMENT TO SECURED REVOLVING CREDIT AGREEMENT AND SECURITY AGREEMENT (this “Amendment”) is entered into as of January 31, 2014 (the “Effective Date”) by and among MVC CAPITAL, INC., a Delaware corporation, as borrower (“Borrower”), BRANCH BANKING AND TRUST COMPANY, a North Carolina banking corporation, as lender (“Lender”).

RECITALS:

WHEREAS, the Borrower and Lender entered into a certain Secured Revolving Credit Agreement dated as of July 31, 2013 (the “Credit Agreement”);

WHEREAS, the Borrower and Lender entered into a certain Security Agreement dated as of July 31, 2013 (the “Security Agreement”);

WHEREAS, the Borrower has requested that the Lender (a) increase the amount of its Revolver Commitment and (b) create a new cash deposit account;

WHEREAS, the Lender is willing to provide the requested amendment upon the terms and subject to the conditions set forth below and amend the Credit Agreement and the Security Agreement as provided herein subject to the terms and conditions herein.

NOW, THEREFORE, in consideration of the Recitals and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Lender agree as follows:

AGREEMENT:

SECTION 1.  Recitals.  The Recitals are incorporated herein by reference and shall be deemed to be a part of this Amendment.

SECTION 2.         Amendments to Credit Agreement.  The Credit Agreement is hereby amended as set forth in this Section 2.

SECTION 2.01.  Amendment to Section 1.01.  The definition of “Cash Account” contained in Section 1.01 of the Credit Agreement is deleted and replaced with the following:

“Cash Account” means, collectively, those certain deposit accounts no. 11820000602 and no. 1182001102 maintained at Branch Banking and Trust Company, at all times in the name of the Borrower, and any and all modifications, supplements, consolidations, renewals and substitutions thereto or replacements thereof.

SECTION 2.02.  Amendment to Section 1.01.  The definition of “Revolver Commitment” contained within Section 1.01 of the Credit Agreement is deleted and replaced with the following:

“Revolver Commitment” means the amount which is the lesser of (a) $100,000,000, or (b) 90% of the sum of (i) the value of the Treasury Securities in the Securities Account and (ii) the cash contained in the Cash Account.

SECTION 3.  Amendment to Security Agreement.  The Security Agreement is hereby amended as set forth in this Section 3.

SECTION 3.01.  Amendment to Section 1(a).  The definition of “Cash Account” in Section 1(a) of the Security Agreement is deleted and replaced with the following:

(a)           “Cash Account” means, collectively, those certain deposit accounts no. 11820000602 and no. 1182001102 maintained with or held by BB&T pursuant to any agreement between BB&T and Debtor and any and all modifications, supplements, consolidations, renewals and substitutions thereto or replacements thereof.

SECTION 4.         Reaffirmation.  To induce the Lender to enter into this Amendment, the Borrower hereby (a) restates and renews each and every representation and warranty heretofore made by it under, or in connection with the execution and delivery of, the Credit Agreement, the Security Agreement and the other Loan Documents (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty is true and correct as of such date), and (b) restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement, the Security Agreement and in the other Loan Documents.

SECTION 5.         Conditions to Effectiveness.  This Amendment shall become effective as of the date first written above when, and only when, each of the following conditions precedent shall have been satisfied or waived:

(a)           the Lender shall have received this Amendment and the Amended and Restated Control Agreement, each duly executed by the Borrower, the Lender and any other necessary parties;

(b)           the Lender shall have received resolutions from the Borrower and other evidence as the Lender may reasonably request, respecting the authorization, execution and delivery of this Amendment;

(c)           the fact that the representations and warranties of the Borrower contained in Section 7 of this Amendment shall be true and correct on and as of the date hereof;

(d)           after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing;

(e)           the Borrower shall have delivered, by wire transfer or immediately available funds, to the Lender the amount of $50,277.78 as an upfront fee on the increased amount of the Revolver Commitment; and

(f)            all other documents and legal matters in connection with the transactions contemplated by this Amendment shall be reasonably satisfactory in form and substance to the Lender and its counsel.

SECTION 6.  No Other Amendment.  Except for the amendments set forth above, the text of the Credit Agreement and the Security Agreement shall remain unchanged and in full force and effect.  On and after the Effective Date, all references to the Credit Agreement and the Security Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement and the Security Agreement as amended by this Amendment.  This Amendment is not intended to effect, nor shall it be construed as, a novation.  The Credit Agreement and this Amendment shall be construed together as a single agreement.  Nothing herein contained shall waive, annul, vary or affect any provision, condition, covenant or agreement contained in the Credit Agreement or the Security Agreement, except as herein amended, nor affect nor impair any rights, powers or remedies under the Credit Agreement or the Security Agreement as each is hereby amended.  The Lender hereby reserves all of its rights and remedies against all parties who may be or may hereafter become secondarily liable for the repayment of the Revolver Note.  The Borrower promises and agrees to perform all of the requirements, conditions, agreements and obligations under the terms of the Credit Agreement and the Security Agreement, as each is heretofore and hereby amended, and the other Loan Documents being hereby ratified and affirmed.  The Borrower hereby expressly agrees that the Credit Agreement and the Security Agreement, as each is amended, and the other Loan Documents are in full force and effect.

SECTION 7.         Representations and Warranties.  The Borrower hereby represents and warrants to the Lender that, as of the Effective Date:

(a)           the Borrower has all requisite power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement and the other Loan Documents;

(b)           the execution and delivery of this Amendment and the performance of the Credit Agreement and the other Loan Documents have been duly authorized by all necessary action on the part of the Borrower;

(c)           the execution and delivery by the Borrower of this Amendment will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any Applicable Law or any such contractual obligation (other than the Liens created by the Loan Documents on the Closing Date and from time to time thereafter);

(d)           this Amendment has been duly executed and delivered by the Borrower and constitutes a legal, valid, and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization, or other similar laws affecting creditors’ rights generally and except as enforceability may be limited by general principles of equity

(regardless of whether such enforceability is considered in a proceeding in equity or in law);

(e)           the execution and delivery of this Amendment and the performance by the Borrower hereunder does not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over the Borrower, nor be in contravention of or in conflict with the articles of incorporation, bylaws or other organizational documents of the Borrower, or the provision of any statute, or any judgment, order or indenture, instrument, agreement or undertaking, to which the Borrower is party or by which the assets or properties of the Borrower are or may become bound;

(f)            the Collateral Documents continue to create a valid security interest in, and Lien upon, the Collateral, in favor of the Lender, which security interests and Liens are perfected in accordance with the terms of the Collateral Documents and prior to all other Liens; and

(g)           no event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Default.

SECTION 8.  Counterparts.  This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.

SECTION 9.  Governing Law.  This Amendment shall be construed in accordance with and governed by the laws of the State of North Carolina.

SECTION 10.  Further Assurances.  The Borrower agrees to promptly take such action, upon the request of the Lender, as is necessary to carry out the intent of this Amendment.

SECTION 11.  Waiver of Claims or Defenses.  The Borrower represents that it does not have any set-offs, defenses, recoupments, offsets, counterclaims or other causes of action against the Lender relating to the Loan Documents and the indebtedness evidenced and secured thereby and agree that, if any such set-off, defense, counterclaim, recoupment or offset otherwise exists on the date of this Amendment, each such defense, counterclaim, recoupment, offset or cause of action is hereby waived and released forever.

SECTION 12.  Loan Document.  This Amendment is a Loan Document and is subject to all provisions of the Credit Agreement applicable to Loan Documents, all of which are incorporated in this Amendment by reference the same as if set forth in this Amendment verbatim.

SECTION 13.  Severability.  Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 14.  Entire Agreement.  This Amendment contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein. This Amendment supersedes all prior drafts and communications with respect hereto.

SECTION 15.  Notices.  All notices, requests and other communications to any party to the Loan Documents, as amended hereby, shall be given in accordance with the terms of Section 9.01 of the Credit Agreement.

SECTION 16.  Definitions.  Capitalized terms used in this Amendment which are not otherwise defined in this Amendment shall have the respective meanings assigned to them in the Credit Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

MVC CAPITAL, INC.

By:	/s/ Scott J. Schuenke
Name:	Scott J. Schuenke
Title:	Chief Financial Officer

[CORPORATE SEAL]

BRANCH BANKING AND TRUST COMPANY

By:	/s/ Steven Whitcomb
Name:	Steven Whitcomb
Title:	Senior Vice President